Exhibit 99.1

SERVICE PROPERTIES TRUST

Investor Presentation

August 2025 | Nasdaq: SVC



Warning Concerning Forward-Looking Statements, Disclaimers and Non-GAAP Financial Measures

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "will", "may" and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: SVC's ability to generate consistent cash flows and embedded growth, SVC's contemplated disposition program (and the expected impacts thereof and pro forma information related thereto), SVC's ability to rebalance its hotel portfolio towards full-service urban and leisure-oriented properties through asset sales and the future composition of its portfolio, SVC's ability to reduce leverage and capital expenditures through its planned sales of hotels, SVC's expected use of proceeds from asset sales, SVC's ability to acquire single-tenant freestanding properties that are either service oriented, non-discretionary or e-commerce resistant, potential amendments to SVC's existing hotel management agreements with Sonesta International Hotels Corporation, or collectively with its parent and subsidiaries, Sonesta, SVC's pending net lease acquisitions, expectations regarding SVC's revolving credit facility, SVC's capital expenditures, renovation and redevelopment initiatives, disciplined acquisition strategy, and repositioning strategy and key priorities.

Forward-looking statements reflect SVC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC's ability and the ability of SVC's managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, effect of or changes to tariffs or trading policies, pandemics, geopolitical instability and tensions, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; the impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products SVC's operators use, and on the results of operations of SVC's operators and SVC; SVC's ability to sell properties at prices it targets, and the timing of such sales; SVC's ability to repay or refinance its debts as they mature or otherwise become due; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and the variable funding note, or VFN; SVC's ability to pay interest on and principal of its debt; whether and the extent to which SVC's managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC's properties are located; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to hotel guests and net lease tenants; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC's ability to identify properties that it wants to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions; SVC's ability to raise or appropriately balance the use of debt (in compliance with its financing covenants) or equity capital; potential defaults under SVC's management agreements and leases by its managers and tenants; SVC's ability to increase hotel room rates and rents at its net leased properties as SVC's leases expire in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC's ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, The RMR Group LLC, or RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a real estate investment trust, or REIT, for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other man-made or natural disasters beyond its control; and other matters.

These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the Securities and Exchange Commission, or SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Notes Regarding Certain Information in this Presentation

This presentation contains industry and statistical data that SVC obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on SVC's good faith estimates and beliefs derived from its review of internal surveys and independent sources and its experience. SVC believes that these external sources, estimates and beliefs are reliable and reasonable, but it has not independently verified them. Although SVC is not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change.

Unless otherwise noted, all data presented are as of or for the three months ended June 30, 2025.

Non-GAAP Financial Measures

This presentation contains non-GAAP financial measures including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDA*re* and Adjusted EBITDA*re*. Calculations of, and reconciliations for, these metrics to the closest GAAP metrics, are included in the appendix hereto.

SVC: Investment Highlights



1 Net lease retail and hotel portfolio with national scale

2 Transforming to become a majority net lease REIT through the sale of a significant portion of hotel assets

3 Executing on previously announced hotel sales with anticipated proceeds of $966 million in 2025 to strengthen the balance sheet and reduce leverage

4 Retail assets anchored with quality tenants under long-term leases offer a reliable cash flow base with embedded annual growth

SVC: At a Glance Today

SVC is a publicly traded REIT primarily invested in two asset categories, **service-focused retail net lease properties** and **hotels**, significantly diversifying its cash flows.

Service-Focused Retail Net Lease Portfolio

742 Properties

13.2M Rentable Square Feet

$386.5M Annualized Minimum Rent

Hotel Portfolio

200 Properties

35,101 Keys

$1.5B Revenues LTM

Total Company

942 Properties

46 States, Washington, D.C., Puerto Rico & Canada

22 Industries

145 Brands

178 Tenants / Operators

$1.9B Total Revenues LTM

Strategic Transformation

SVC: Strategic Transformation

SVC is executing on a strategic transformation to become a majority net lease REIT through the sale of a significant portion of its hotel portfolio

Hotel Asset Sales

- 114 hotels (14,925 keys) earmarked for sale in 2H25, with $900 million under binding agreement [(1)]
- Four separate portfolios to be sold to four separate buyers. Closings expected to occur in late 3Q25 and 4Q25
- Proceeds to be used to pay down debt, including amounts maturing in 2026 and amounts outstanding on SVC's revolving credit facility
- Eight hotels (1,006 keys) closed for $46 million of proceeds 2025 to date
- $966 million in anticipated gross proceeds in 2025 [(2)]

Strategic and Financial Benefits

- SVC will become a majority net lease REIT, with net lease assets representing 71% of pro forma Adj. EBITDA*re* for LTM 2Q25
  - ***More stable cash flows from necessity-based retail net lease assets***
    - National scale and diversified portfolio
    - TravelCenters of America Inc. (TA), with a guarantee from IG-rated BP entity, accounts for 68% of annualized minimum net lease rents as of 2Q25
    - Embedded growth through contractual rent escalators with 97% of net leases
  - ***Retained hotels are higher quality and have undergone significant renovations***
    - Full service, urban, leisure-oriented hotels offering higher EBITDA growth potential
    - Well-positioned to capture potential market share and margin expansion
    - Pace of capital expenditures to slow for retained hotel assets
- Early repayment of debt from asset sales and reduced capital expenditures in 2026 expected to significantly improve pro forma Cash Available for Distribution (CAD)

(1) Represents properties under Purchase & Sale Agreement (PSA), with diligence complete and non-refundable buyer deposit.
(2) Based on sales proceeds realized to date plus the anticipated gross proceeds from the sale of the 114 hotels, excluding closing costs.

The New SVC: Majority Net Lease REIT

FY 2019


Net Lease
33%
$851 Million
Adj. EBITDAre
Lodging
67%

Lodging		
Number of Hotels		329
Rooms		51,349
Average Hotel Size (Rooms)		156
Net Lease		
Number of Assets		816
Rentable Square Footage (mm)		14.9
Adj. EBITDAre		
Hotel Adjusted EBITDAre	$	604M
Net Lease Adjusted EBITDAre		293M
Corporate (other)		(46M)
Total	$	851M

LTM 2Q25 Pro Forma for Planned Asset Sales


Lodging
29%
Net Lease
71%
$520 Million
Adj. EBITDAre

Lodging		
Number of Hotels		84
Rooms		19,942
Average Hotel Size (Rooms)		237
Net Lease		
Number of Assets		742
Rentable Square Footage (mm)		13.2
Adj. EBITDAre		
Hotel Adjusted EBITDAre	$	153M
Net Lease Adjusted EBITDAre		378M
Corporate (other)		(11M)
Total	$	520M

TEV / EBITDA Multiple Comparison: Net Lease vs. Hotel REITs

SVC will transform into a majority net lease REIT, with 71% of its pro forma portfolio being represented by retail net lease assets [(1)]

TEV / EBITDA [(2)(3)]



20.0x
18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
15.7x
Average (Net Lease REITs)
10.8x
Average (Hotel REITs)
18.6x
17.0x
16.8x
16.2x
15.6x
15.1x
14.3x
14.3x
13.7x
13.3x
12.2x
12.1x
11.8x
11.3x
11.1x
11.0x
10.4x
10.0x
10.0x
9.9x
9.8x
9.7x
9.1x
ADC
FCPT
EPRT
NTST
O
NNN
PINE
FVR
GTY
RHP
AHT
PEB
BHR
SHO
SVC
INN
XHR
APLE
HST
DRH
RLJ
PK
CLDT

Net lease REITs trade at more attractive valuation multiples versus hotel REITs

(1) Based on Adjusted EBITDAre for the LTM 2Q25.
(2) TEV based on stock prices as of July 18, 2025.
(3) 2025 EBITDA estimates per FactSet, as of July 18, 2025 (Wall Street Consensus).

Improved Hotel Portfolio Quality

The planned sale of hotel assets will significantly improve the quality of SVC's hotel portfolio, resulting in a hotel portfolio primarily focused on full service hotels in urban markets targeting leisure-oriented travel

	6/30/25[1] Hotel Portfolio	Sold Since 2Q25	Expected Hotel Asset Sales	Pro Forma Hotel Portfolio
Hotels	200	2	114	**84**
Keys	35,101	234	14,925	**19,942**
ADR	$143.45	$89.08	$107.59	**$171.80**
Occupancy	64.0%	51.0%	65.4%	**63.1%**
RevPAR	$91.82	$45.47	$70.40	**$108.40**
Operating Revenues	$1,471M	$4M	$400M	**$1,067M**
EBITDA	$197M	–	$53M	**$144M**
EBITDA Margin	13.4%	-16.5%	13.4%	**13.5%**
% of Total Hotel Portfolio Keys			*42%*	***57%***
% of Total Hotel Portfolio LTM EBITDA			*27%*	***73%***

Note: Figures presented are LTM 2Q25.

(1) Results of all hotels owned as of June 30, 2025. Excludes $16 million of operating revenue and ($8) million of EBITDA related to hotels sold by SVC during the trailing twelve months ended June 30, 2025.

Hotel Portfolio: Status Update

Expected Proceeds Generated from Hotel Asset Sales in 2025[1]


$46M
$900M
$20M
$966M
Sold
Under Binding Agreement (2)
Terms Agreed To (3)
Total

	Sold	Under Binding Agreement [2]	Terms Agreed To [3]	Total
Hotels	8	111	3	**122**
Rooms / Suites	1,006	14,449	476	**15,931**
Sales Price	$46M	$900M	$20M	**$966M**
Avg. Sales Price per Room / Suite	$45.3K	$62.3K	$42.0K	**$60.6K**
2Q25 LTM EBITDA	($4M)	$57M	$ –	**$53M**
Implied EBITDA Multiple	N/A	15.8x	N/A	**18.4x**

(1) Status as of August 5, 2025.
(2) SVC has entered into PSAs for these properties and the buyers have waived all due diligence, provided a hard, non-refundable deposit, and agreed to proceed without a financing contingency.
(3) SVC has entered a PSA for these properties with diligence underway.

Financial Update

Current Financial Position (2Q25)

Book Capitalization



Shareholders' Equity
11%
Secured Fixed
Rate Debt
25%
Unsecured Fixed
Rate Debt
62%
Secured Floating
Rate Debt
2%

Balance Sheet Profile

- $7.7 billion of unencumbered assets (gross book value)
- Unsecured fixed rate senior notes: $4.1 billion with a weighted average interest rate of 5.93%
- Secured fixed rate senior notes: $1.0 billion at 8.625%
- Secured fixed rate net lease mortgage notes: $606 million with a weighted average interest rate of 5.60%
- $650 million secured SOFR-based revolving credit facility fully drawn (maturity date of June 2027)
- $45 million fully-drawn variable funding note at SOFR +175 bps
- No derivatives, off-balance sheet liabilities or material adverse change clauses or ratings triggers

Debt Maturities



Maturities intended to be repaid with hotel disposition proceeds and amounts drawn from revolving credit facility:
• $350M 5.25% Senior Notes due 2/15/2026
• $450M 4.75% Senior Notes due 10/1/2026
• Remainder applied to revolving credit facility
$ (Millions)
$1,200
$1,000
$800
$600
$400
$200
$0
$1
$2
$800
$2
$145
$850
$601
$400
$1,125
$400
$1,000
$500
2025
2026
2027
2028
2029
2030
2031
2032
Unsecured Fixed Rate Debt(1)
Secured Floating Rate Debt(2)
Secured Fixed Rate Debt(3)

Leverage / Coverage Ratios

Net Debt / Total Gross Assets [(4)]	56.5%
Net Debt / Gross Book Value of Real Estate Assets and Cash [(4)]	60.0%
LTM Adjusted EBITDAre / LTM Interest Expense	1.4x
Net Debt / LTM Adjusted EBITDAre	10.2x
Pro Forma Net Debt / LTM Adjusted EBITDAre [(5)]	9.3x

(1) On August 5, 2025, SVC announced the early redemption of its outstanding 5.25% Senior Notes due February 2026.
(2) On July 1, 2025, SVC fully drew its $650 million revolving credit facility (a portion of this outstanding balance is expected to be repaid with the excess net proceeds from asset sales (after repaying remaining 2026 debt maturities, with the remaining balance repaid with cash on hand)) and had $45 million outstanding under its VFN.
(3) SVC's net lease mortgage notes due 2028 are partially amortizing and require balloon payments at maturity in 2028. These notes are prepayable without penalty 24 months prior to the stated maturity date.
(4) Total gross assets and gross book value of real estate assets includes assets of properties held for sale.
(5) Pro forma for anticipated hotel dispositions and the use of net proceeds therefrom to reduce indebtedness.

Financing Strategy

Key Priorities

- SVC does not currently meet an incurrence covenant that requires a minimum debt service coverage ratio of 1.50x
  - To ensure ample liquidity, SVC preemptively fully drew the remainder of its $650 million revolving credit facility, holding the cash on balance sheet
- Announced early redemption of 5.25% Senior Notes due February 2026 at par plus accrued interest
- SVC plans to reduce leverage and capital expenditures through the hotel sales program in 2025
- Goal to further reduce leverage to 7.0x–8.0x range through additional asset sales, margin improvement and capital raising
- Sold eight hotels (1,006 keys) and have under PSA 114 hotels (14,925 keys) in 2025 for estimated sales proceeds of approximately $966 million
- Proceeds from planned asset sales are expected to address remaining 2026 debt maturities
- Prefer unsecured corporate debt but have demonstrated ability to issue different forms of secured debt if on more favorable terms
- SVC has $6.0 billion of unencumbered assets (pro forma for anticipated hotel dispositions) to support refinancing activity if needed



New Orleans, LA
ROYAL SONESTA HOTEL
DESIRE

Net Lease Portfolio

Triple Net Leased Portfolio: Strategic Priorities & Benefits


Hardee's
Strategic Priorities

- Build on existing platform focusing on properties in e-commerce resistant, necessity-based industries
- Current portfolio anchored by travel center properties backed by corporate IG credit
- Diversified tenant base and geographic footprint mitigates risk
- Efficient in-place debt structure through a master trust
- Disciplined acquisition strategy allows for ongoing growth and optimization of portfolio


Potential Benefits

- Naturally defensive and less volatile asset class
- Deep and fragmented industry provides significant liquidity
- Low capex requirements
- Long-term leases create a bond-like risk-return profile
- Commoditized asset type with high investor demand from publicly traded net lease REITs and private 1031 exchange groups

Net Lease Portfolio: Built with Properties in E-Commerce Resistant, Necessity Based Industries

Net Lease Portfolio Statistics

742 Properties	**$387M** Annualized Minimum Rent
13.2M Rentable Square Feet	**7.6 years** Weighted Average Lease Term
97.3% Occupancy	**2.04x** Rent Coverage

Diverse Geographical Footprint (1)



<1%
% of Annualized Minimum Rent
>9.0%

Tenants by Industry (1)



Other, 7.4%
Automotive Dealers, 1.3%
Home Goods and Leisure, 2.0%
Automotive Equipment and Services, 2.1%
Movie Theaters, 2.1%
Medical, Dental Office, 2.2%
Grocery Stores, 2.4%
Health and Fitness, 3.1%
Restaurants - Casual Dining, 3.1%
Restaurants - Quick Service, 5.1%
Travel Centers, 69.2%

TA TravelCenters of America | the great escape | PETRO Stopping Centers

Mister | Buehler's Fresh Foods | Burger King

LIFETIME THE HEALTHY WAY OF LIFE COMPANY | amc THEATRES | Pizza Hut

EXPRESS OIL CHANGE | Arby's | HEARTLAND DENTAL

Note: Data as of 2Q25.
(1) By annualized minimum rent.

Net Lease Portfolio: Top Tenant Brands

Top Ten Tenants by Brand

Brand	% of Annualized Minimum Rent	Rent Coverage
TravelCenters of America / Petro Stopping Centers	68.4%	1.31x
The Great Escape	2.0%	4.75x
Life Time Fitness	1.5%	2.84x
Buehler's Fresh Foods	1.5%	2.72x
Heartland Dental	1.3%	4.71x
Norms	1.0%	3.36x
Express Oil Change	1.0%	5.77x
Flying J Travel Plaza	0.9%	3.14x
America's Auto Auction	0.8%	9.08x
Fleet Farm	0.7%	2.15x
Various	20.9%	3.35x
Total	**100%**	**2.04x**

TravelCenters of America Portfolio

- **Rents are guaranteed by investment-grade rated BP Corporation North America Inc.**
- 175 travel centers operate under two brands
- Difficult to replicate real estate located near exits along the U.S. Interstate Highway System
- Five master leases that run through 2033 and include 50 years of tenant extension options
- Pure triple net leases; SVC has no capital expenditure requirements
- Annual 2% fixed rent increases

Retail Net Lease Portfolio

- Represents 32% of SVC's net lease annualized minimum rents
- Service oriented, necessity based retail assets with minimal capex requirements
- Strong average minimum rent coverage at 3.66x

Net Lease Portfolio: Long-term Leases with Embedded Rent Growth

Lease Structures



3%
2%
12%
$387M
83%

~97%
of Leases Have Contractual Increases or Percentage Rent

- Fixed / Scheduled
- CPI
- Flat
- Percentage Rent



Saint Augustine, FL

Well-Laddered Lease Expirations [1]

Only 16.9% of the net lease portfolio expires before 2033



1.7%
3.0%
3.3%
2.5%
2.7%
1.6%
1.3%
0.8%
83.1%
2025
2026
2027
2028
2029
2030
2031
2032
2033 and thereafter

(1) By annualized minimum rent.

Net Lease Portfolio: Disciplined Acquisition Strategy

Objective: Acquire assets that enhance the tenant and geographic diversity of the portfolio, increase weighted average lease term and capitalize on accretive opportunities in pipeline.

Acquisition Criteria: Focused on single-tenant freestanding properties that are either service oriented, non-discretionary or e-commerce resistant.

Brokered Opportunities

Off-Market Opportunities

Sale-Leasebacks with New & Existing Tenants

Target Industries

- Quick Service and Casual Dining Restaurants
- Grocery Stores
- Health and Fitness
- Car Washes
- Automotive Equipment and Services
- Medical/Dental Office
- Home Improvement
- Dollar Stores

Net Lease Portfolio: Underwriting Criteria & Deal Closings

Acquisition Criteria

- Net leases / ground leases with minimal landlord responsibilities for operating or capital expenses
- Long remaining lease term (>7 years)
- Annual rent increases
- Strong unit level EBITDAR coverage (> 2.0x)
- Leased to multi-unit operators and established brands
- Consideration of reusability and high underlying land value
- Diversification with respect to tenant, brand and geography
- Preference on areas with attractive population growth, high density and projected rental growth
- Emphasis on sale leaseback transactions

Acquisitions 2025 To Date

14 Properties Closed	**$44.4M** Total Purchase Price
15.0 years Average Remaining Lease Term	**2.5x** Rent Coverage
137.6K Total Square Feet	**8.4%** Average GAAP Cap Rate

Pipeline:

6 Properties Under Agreement	**$10.3M** Total Purchase Price
15.0 years Average Remaining Lease Term	**8.1%** Average GAAP Cap Rate

Hotel Portfolio

Hotel Portfolio: Strategic Priorities & Benefits


Strategic
Priorities

- SVC has invested significant amounts of capital into hotel renovations over the last several years
- Exiting non-core focused service hotels that require significant capex with limited earnings upside potential
- Focused on driving margins higher at full service hotels and stabilizing assets post renovation


Benefits
SONESTA

- With recent elevated capex spending mostly complete, planned capex spending for 2026 is ~$150 million, including maintenance capex and ROI projects
- Material margin growth opportunities at remaining full service hotels – a key driver of EBITDA growth
- Hotel portfolio is largely unencumbered allowing for strategic dispositions of non-core hotels to maximize SVC valuation

Hotel Portfolio: Current vs. Pro Forma as of 2Q25

Current

200	35,101	176
Properties	Keys	Average Keys Per Hotel
CA, FL, IL	**$6.3B**	**$181K**
Top States by LTM Revenue	Investment	Investment Per Key

Service Level(1)



26%
59%
15%
Full Service
Extended Stay
Select Service

Chain Scale(2)



47%
37%
16%
Upscale
Upper Midscale/ Midscale
Upper Upscale

Location(2)



25%
47%
19%
8%
1%
Suburban
Urban
Airport
Resort
Other

Customer Mix(3)



20%
7%
2%
71%
Transient
Group
Contract
Other

Pro Forma for Hotel Sales

84	19,942	237
Properties	Keys	Average Keys Per Hotel
CA, FL, IL	**$4.5B**	**$227K**
Top States by LTM Revenue	Investment	Investment Per Key

Service Level(1)



7%
10%
83%
Full Service
Extended Stay
Select Service

Chain Scale(2)



12%
29%
59%
Upscale
Upper Midscale/ Midscale
Upper Upscale

Location(2)



29%
39%
14%
18%
Suburban
Urban
Airport
Resort

Customer Mix(3)



25%
9%
1%
65%
Transient
Group
Contract
Other

(1) Based on hotel percentage of investments.
(2) Based on number of keys.
(3) Based on LTM room revenue.

Recent Performance of Retained & Exit Hotels[1]

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy LTM June 30, 2025	ADR LTM June 30, 2025	RevPAR LTM June 30, 2025	LTM as of June 30, 2025 Operating Revenues ($M)	EBITDA ($M)	EBITDA Margin
Retained Hotels:									
Sonesta Hotels & Resorts®	Full Service	22	7,207	59.0%	$162.11	$95.63	$339.5	$35.3	10.4%
Royal Sonesta Hotels®	Full Service	17	5,663	61.6%	234.81	144.68	459.4	57.7	12.6%
Radisson® Hotels & Resorts	Full Service	5	1,149	63.5%	149.44	94.93	47.2	3.9	8.2%
Country Inn & Suites® by Radisson	Full Service	2	346	68.0%	145.64	98.98	13.2	0.9	6.8%
Crowne Plaza®	Full Service	1	495	65.1%	139.71	90.95	28.6	4.9	17.3%
Full Service Total / Average		**47**	**14,860**	**60.8%**	**$187.94**	**$114.18**	**$887.8**	**$102.7**	**11.6%**
Hyatt Place®	Select Service	17	2,107	68.0%	$121.80	$82.81	$68.3	$9.4	13.8%
Sonesta Simply Suites®	Extended Stay	7	1,144	74.5%	124.49	92.75	39.5	14.1	35.7%
Sonesta ES Suites®	Extended Stay	7	958	72.4%	151.02	109.41	40.4	10.6	26.3%
Sonesta Select®	Select Service	6	873	66.0%	138.20	91.25	31.1	7.1	22.9%
Focused Service Total / Average		**37**	**5,082**	**70.0%**	**$130.81**	**$91.51**	**$179.2**	**$41.2**	**23.0%**
Retained Hotels Total / Average		**84**	**19,942**	**63.1%**	**$171.80**	**$108.40**	**$1,067.1**	**$143.9**	**13.5%**
Exit Hotels:									
Sonesta ES Suites®	Extended Stay	44	5,611	69.5%	$123.54	$85.81	$180.4	$27.6	15.3%
Sonesta Simply Suites®	Extended Stay	39	4,750	67.2%	83.74	56.31	102.5	15.0	14.6%
Sonesta Select®	Select Service	31	4,564	58.6%	112.84	66.12	116.9	10.8	9.3%
Planned Exit Hotels Total / Average		**114**	**14,925**	**65.4%**	**$107.59**	**$70.40**	**$399.8**	**$53.4**	**13.4%**
Hotels Sold Since 2Q25 Total / Average		**2**	**234**	**51.0%**	**$89.08**	**$45.47**	**$4.0**	**($0.7)**	**(16.5%)**
All Hotels Total / Average		**200**	**35,101**	**64.0%**	**$143.45**	**$91.82**	**$1,470.9**	**$196.7**	**13.4%**

(1) Results of all hotels owned as of LTM June 30, 2025. Excludes $16 million of operating revenue and ($8) million of EBITDA related to hotels sold by SVC during the trailing twelve months ended June 30, 2025.

Retained Hotel Portfolio: Overview

Elevating our hotel portfolio with a focus on high-growth urban and resort destinations

84	19,942
Retained Properties	Rooms
88%	**57%**
Upscale and Upper Upscale	Top 50 U.S. Lodging Markets[1]



Royal Sonesta San Juan



Royal Sonesta Boston

Quarterly Hotel EBITDA[2]


$60.6M
$43.1M
$27.6M
$20.4M
$52.8M
2Q24
3Q24
4Q24
1Q25
2Q25

1. Green Street 2025.
2. For SVC's 84 retained hotels. See Appendix for a reconciliation of non-GAAP financial metrics to the closest GAAP metric.

Retained Hotel Portfolio: Select Locations



Nautilus Sonesta South Beach Miami



Royal Sonesta Chicago River North



Royal Sonesta Minneapolis



Royal Sonesta New Orleans



Radisson Salt Lake City Downtown

Hotel Portfolio: Comparable Property Operating Metrics[1]


Quarterly Operating Metrics
69.1%
67.7%
61.2%
57.9%
69.2%
$146
$143
$139
$145
$146
$101
$97
$85
$84
$101
2Q24
3Q24
4Q24
1Q25
2Q25
Occupancy
ADR
RevPAR


Quarterly Hotel EBITDA
$83.2M
$61.3M
$38.0M
$24.9M
$72.4M
2Q24
3Q24
4Q24
1Q25
2Q25

1. For SVC's 200 comparable hotels.

Note: See Appendix for a reconciliation of non-GAAP financial metrics to the closest GAAP metric.

Recent Performance of Retained & Exit Hotels

	Number of		Three Months Ended				LTM as of
	Hotels	Keys	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	June 30, 2025
Total Retained Hotels	84	19,942					
Occupancy			66.4%	60.2%	56.8%	69.0%	63.1%
ADR			$170.80	$166.26	$173.96	$175.89	$171.80
RevPar			$113.33	$100.05	$98.87	$121.30	$108.40
Hotel Operating Revenues			$271.9M	$255.2M	$242.9M	$297.0M	$1,067.1M
Hotel EBITDA			$43.1M	$27.6M	$20.4M	$52.8M	$143.9M
Hotel EBITDA Margin			15.8%	10.8%	8.4%	17.8%	13.5%
Total Exit Hotels	116	15,159					
Occupancy			69.4%	62.5%	59.3%	69.5%	65.2%
ADR			$108.33	$105.08	$108.24	$107.75	$107.37
RevPar			$75.19	$65.69	$64.18	$74.94	$70.02
Hotel Operating Revenues			$108.4M	$98.0M	$90.5M	$106.9M	$403.8M
Hotel EBITDA			$18.3M	$10.4M	$4.6M	$19.5M	$52.7M
Hotel EBITDA Margin			16.8%	10.6%	5.0%	18.3%	13.1%
Total SVC Hotels	200	35,101					
Occupancy			67.7%	61.2%	57.9%	69.2%	64.0%
ADR			$143.12	$139.26	$144.89	$146.32	$143.45
RevPar			$96.85	$85.21	$83.89	$101.27	$91.82
Hotel Operating Revenues			$380.3M	$353.3M	$333.4M	$404.0M	$1,470.9M
Hotel EBITDA			$61.3M	$38.0M	$24.9M	$72.4M	$196.7M
Hotel EBITDA Margin			16.1%	10.8%	7.5%	17.9%	13.4%

SVC Hotel Capital Expenditures



SVC Hotel Capital Expenditures
Total Hotel CAPEX Spend
$350M
$300M
$250M
$200M
$150M
$100M
$50M
$0M
$243M
$136M
$102M
$105M
$232M
$295M
$250M
$150M
2019
2020
2021
2022
2023
2024
2025 Projected
2026 Projected
25%
20%
15%
10%
5%
0%
CAPEX Spend as a % of Revenue
Total Hotel CAPEX Spend
CAPEX Spend as a % of Revenue
Industry Average (1)

- SVC expects that capital spending as a percentage of revenues to continue to trend down toward industry averages as major renovation activity winds down
- Approximately half of the projected $150 million in 2026 capital expenditures will relate to renovation and ROI projects, with the remainder dedicated to maintenance capital

(1) Per ISHC Study.

Retained Hotel Renovation and Redevelopment Initiatives

2024

Completions (27)

Hyatt Place
- Hendersonville, TN
- Dallas Galleria, TX
- El Paso, TX
- San Antonio, TX
- Charlotte, NC
- Sterling, VA
- Orlando, FL
- Chantilly, VA
- Tempe, AZ
- College Park, GA
- Cumberland, GA
- Columbus, OH
- Colorado Springs, CO
- Overland Park, KS
- Indianapolis, IN
- Mt. Laurel, NJ
- Utica, MI

Sonesta Simply Suites
- Jersey City, NJ
- Miami Airport, FL

Sonesta Hotels & Resorts
- Hilton Head, SC (Phase 1)
- White Plains, NY
- Miami Airport, FL

Sonesta ES Suites
- Sorrento Mesa, CA
- Torrance, CA
- Orlando I-Drive, FL

Radisson
- Salt Lake City, UT

Royal Sonesta
- Kauai, HI (Public Space)

2025

Targeted Completions (2)

Sonesta Hotels & Resorts
- Atlanta Airport, GA (Phase 1)

Sonesta ES Suites
- Anaheim, CA

Completions YTD (4)

Sonesta Simply Suites
- Burlington, MA

Sonesta Hotels & Resorts
- Los Angeles Airport, CA
- Hilton Head, SC (Phase 2)

Sonesta ES Suites
- Toronto, Canada

2026

Targeted Completions (6)

Royal Sonesta
- New Orleans, LA
- Cambridge, MA
- Miami Nautilus, FL *(Redevelopment)*
- Washington, D.C. (DuPont) *(Redevelopment – F&B)*

Sonesta ES Suites
- Orlando Lake Buena Vista, FL

Sonesta Simply Suites
- Las Vegas, NV

Hotel Renovations: Recent Completions

Hyatt Place Portfolio (17 Hotels)





- **Completion:** **Jan. 2025**
- **Total Project Cost:** **$90.0M**

- *Comprehensive renovations to interior and exterior spaces, including public areas and guestrooms, to provide an elevated, spacious, and self-sufficient stay experience.*

Sonesta Hotels & Resorts White Plains, NY


SONESTA



- **Completion:** **Oct. 2024**
- **Total Project Cost:** **$26.4M**

- *Guestroom renovation and transformation of public space and meeting space expansion.*
- *Upgraded food and beverage (F&B) options.*
- *New Sonesta Work Suite*

Sonesta Hotels & Resorts Miami Airport





- **Completion:** **Nov. 2024**
- **Total Project Cost:** **$20.5M**

- *Guestroom renovation and expansion of meeting space.*
- *New F&B options.*
- *State of the art fitness center.*
- *New rooftop pool cabanas.*

Sonesta ES Suites Torrance, CA





- **Completion:** **Dec. 2024**
- **Total Project Cost:** **$8.0M**

- *Refreshed public areas and guestrooms with updated furnishings.*
- *Enhanced lobby, F&B outlets and meeting space.*

Hotel Renovation Recent Completion:
Sonesta Hotels & Resorts Los Angeles Airport

$40.6 million full renovation with redesigned guestrooms and upgraded F&B options completed in March 2025


SONESTA










CENTURY TAPROOM

Hotel Renovation Case Study:
Radisson Hotel, Salt Lake City, UT

$12 million renovation completed in August 2024


Radisson
Radisson

Renovation Scope

- Completed upgrades to 381 guestrooms
- Revitalized lobby, enhanced outlets and upgraded meeting space with modern technology
- New Executive Club lounge and coffee shop

Operating Metrics

- Post-renovation strategy is to drive group business while relying less on contract base
- 2024 vs. 2022:
  - Transient RevPAR grew 37.0% surpassing the STR competitive set's gain of 13.0%
  - Group RevPAR growth of 22.3% outperformed the STR competitive set's growth of 21.7%




HELLO





Appendix

Sonesta at a Glance

Sonesta Portfolio Highlights

- 8th largest hotel company in the U.S. according to Smith Travel Research
- More than 1,100 hotels totaling over 95,000 rooms across 13 brands
- Approximately 1,000 franchised hotels
- SVC owns 34% of Sonesta
- SVC's equity investment in Sonesta has a carrying value of $112 million
- Unique owner / operator alignment

Sonesta Brands

New Hotel Management Agreement

Rationale for new HMA:

- SVC is working through a multi-year disposition plan
- Under the existing management agreement:
  - SVC may not terminate any hotel without triggering significant termination fees payable by SVC
  - Termination rights and incentive fees are based on a "pooling" concept necessitating a change given the size of the portfolio has significantly declined by 62% (pro forma sales by key count)
- SVC and Sonesta have entered into a term sheet to amend certain provisions and to waive termination fees associated with the exit hotels
  - Hotel level management agreements for an initial term of 15 years
  - Modification of fees payable by SVC for managed hotels to provide better alignment with market terms which will result in no material cost impact to SVC
  - Performance provisions are aligned with individual hotel measurement for both termination rights and incentive fees, both based on current value rather than historical cost

Sonesta: Transitioning to a Leaner Hotel Operating Model

Using the scale and flexibility of the Sonesta platform to drive portfolio optimization, reduce capital intensity, and enhance long-term value

Company Overview

- One of the largest hotel companies in the world with over 1,100 properties across 13 industry-leading brands
- Significant US presence and growing international footprint spanning 8 countries
- Diversified portfolio across full service, extended stay, select service, and economy segments
- Scaled operating platform with deep expertise managing both owned and franchised hotels

Key Priorities

- Transitioning to a franchise-led model by selling lower-performing hotels while retaining Sonesta branding through franchise agreements
- Focusing on higher-quality, full service and top-performing hotels to improve overall portfolio mix and returns
- Completing targeted renovations at select Sonesta properties to support improved occupancy and rate


Lihue, HI


Austin, TX


St. Louis, MO

The RMR Group (Nasdaq: RMR)

RMR Platform	National Multi-Sector Investment Platform	Institutional Infrastructure & Vertically Integrated Platform	
Approximately **$40 Billion** in AUM	Industrial	Accounting	Asset Management
	Residential	Development	Finance
Approximately **1,900** Properties	Senior Living	Human Resources	Information Technology
	Medical Office	Investor Relations	Legal
Nearly **900** Real Estate Professionals	Life Science	Marketing	Portfolio Management
	Hotels	Project Management	Property Management
More than **30** Offices Nationwide	Retail	Tax	Transactions
	Office		

Fees that SVC Pays to RMR are Primarily Performance Based which Aligns Interests with Shareholders

RMR base management fee tied to SVC's share price performance

- Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) SVC's historical cost of real estate, or (2) SVC's total market capitalization
- There is no incentive for RMR to complete any transaction that could reduce share price

RMR incentive fees contingent on total shareholder return outperformance

- Incentive management fee: 12% of the outperformance of SVC's total return per share compared to the MSCI U.S. REIT/Hotel & Resort Index over a three year period multiplied by equity market capitalization
- Outperformance must be positive to be earned
- Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark

Other fees

- Property management fee: consists of an annual fee based on 3.0% of rents collected at SVC's managed retail net lease properties

Alignment of Interests
If SVC's share price goes up and its total market cap exceeds its historical cost of real estate, RMR base management fee is capped at 50 bps of SVC's historical cost of real estate
If SVC's stock price goes down and its historical cost of real estate exceeds its total market cap, RMR gets less base management fees (50 bps on equity market cap plus debt)
Incentive fee structure keeps RMR focused on increasing total shareholder return
Members of RMR senior management are holders of SVC common shares, some subject to long term lock up agreements
SVC shareholders have visibility into RMR, a publicly traded company
SVC benefits from RMR's national footprint and economies of scale from a platform with approximately $40 billion in AUM

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	LTM	For the Three Months Ended			
	2Q 2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Revenues:					
Hotel operating revenues [1]	$ 1,487,351	$ 404,405	$ 334,963	$ 357,048	$ 390,935
Rental income	398,994	99,031	100,216	99,511	100,236
Total revenues	1,886,345	503,436	435,179	456,559	491,171
Expenses:					
Hotel operating expenses [1]	1,275,573	328,913	305,840	312,285	328,535
Net lease operating expenses	21,203	5,439	5,628	5,345	4,791
Depreciation and amortization	347,135	75,030	89,100	94,000	89,005
General and administrative	38,826	10,218	9,556	8,580	10,472
Transaction related costs [3]	8,350	1,345	111	6,894	-
Loss on asset impairment [4]	73,595	17,654	37,067	5,182	13,692
Total expenses	1,764,682	438,599	447,302	432,286	446,495
Gain (loss) on sale of real estate, net [5]	9,854	(156)	746	5,159	4,105
Interest income	3,342	822	1,249	734	537
Interest expense	(402,724)	(102,679)	(101,517)	(99,402)	(99,126)
Loss on early extinguishment of debt	(133)	-	-	-	(133)
Loss before income tax (expense) benefit and equity in (losses) income of an investee	(267,998)	(37,176)	(111,645)	(69,236)	(49,941)
Income tax (expense) benefit	(1,171)	(457)	(843)	52	77
Equity in (losses) income of an investee	(8,718)	(526)	(3,947)	(7,208)	2,963
Net loss	$ (277,887)	$ (38,159)	$ (116,435)	$ (76,392)	$ (46,901)
Weighted average common shares outstanding (basic and diluted)	165,743	165,743	165,615	165,594	165,398
Net loss per common share (basic and diluted)	$ (1.68)	$ (0.23)	$ (0.70)	$ (0.46)	$ (0.28)

See accompanying notes on page 43.

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

		LTM	For the Three Months Ended			
		2Q 2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Net loss		$ (277,887)	$ (38,159)	$ (116,435)	$ (76,392)	$ (46,901)
Add (Less):	Depreciation and amortization	347,135	75,030	89,100	94,000	89,005
	Loss on asset impairment [4]	73,595	17,654	37,067	5,182	13,692
	(Gain) loss on sale of real estate, net [5]	(9,854)	156	(746)	(5,159)	(4,105)
	Adjustments to reflect SVC's share of FFO attributable to an investee	4,742	1,182	1,200	1,315	1,045
FFO		137,731	55,863	10,186	18,946	52,736
Add (Less):	Loss on early extinguishment of debt	133	-	-	-	133
	Transaction related costs [3]	8,350	1,345	111	6,894	-
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	3,711	395	539	2,777	-
Normalized FFO		149,925	57,603	10,836	28,617	52,869
Add (Less):	Non-cash revenues	(46,322)	(10,624)	(12,205)	(11,519)	(11,974)
	Non-cash interest expense	35,015	9,900	8,680	8,359	8,076
	Non-cash expenses	(2,523)	(417)	(864)	(944)	(298)
	SVC's share of Normalized FFO attributable to an investee	265	(1,051)	2,208	3,116	(4,008)
	Principal amortization	(1,958)	(490)	(489)	(490)	(489)
	Capital expenditures	(245,562)	(38,126)	(42,772)	(82,978)	(81,686)
CAD		$ (111,160)	$ 16,795	$ (34,606)	$ (55,839)	$ (37,510)
Weighted average common shares outstanding (basic and diluted)		165,743	165,743	165,615	165,594	165,398
Basic and diluted per common share amounts:						
Net loss		$ (1.68)	$ (0.23)	$ (0.70)	$ (0.46)	$ (0.28)
FFO		$ 0.83	$ 0.34	$ 0.06	$ 0.11	$ 0.32
Normalized FFO		$ 0.90	$ 0.35	$ 0.07	$ 0.17	$ 0.32
CAD		$ (0.67)	$ 0.10	$ (0.21)	$ (0.34)	$ (0.23)

See accompanying notes on page 43.

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

(amounts in thousands)

		LTM	For the Three Months Ended			
		2Q 2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Net loss		$ (277,887)	$ (38,159)	$ (116,435)	$ (76,392)	$ (46,901)
Add (Less):	Interest expense	402,724	102,679	101,517	99,402	99,126
	Income tax expense	1,171	457	843	(52)	(77)
	Depreciation and amortization	347,135	75,030	89,100	94,000	89,005
EBITDA		473,143	140,007	75,025	116,958	141,153
Add (Less):	Loss on asset impairment [4]	73,595	17,654	37,067	5,182	13,692
	(Gain) loss on sale of real estate, net [5]	(9,854)	156	(746)	(5,159)	(4,105)
	Adjustments to reflect SVC's share of EBITDAre attributable to an investee	12,615	3,119	3,172	3,424	2,900
EBITDAre		549,499	160,936	114,518	120,405	153,640
Add (Less):	Loss on early extinguishment of debt	133	-	-	-	133
	Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee	3,711	395	539	2,777	-
	Transaction related costs [3]	8,350	1,345	111	6,894	-
	General and administrative expense paid in common shares	3,545	1,100	653	573	1,219
Adjusted EBITDAre		$ 565,238	$ 163,776	$ 115,821	$ 130,649	$ 154,992

See accompanying notes on page 43.

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA – All Hotels*

(dollars in thousands)

	LTM	For the Three Months Ended			
	2Q 2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Number of hotels	200	200	202	206	214
Room revenues	$ 1,191,740	$ 323,884	$ 266,439	$ 278,614	$ 322,803
Food and beverage revenues	201,549	57,040	48,433	51,129	44,947
Other revenues	94,062	23,481	20,091	27,305	23,185
Hotel operating revenues	1,487,351	404,405	334,963	357,048	390,935
Rooms expenses	401,967	104,077	93,909	97,146	106,835
Food and beverage expenses	166,514	44,447	40,319	42,634	39,114
Other direct and indirect expenses	535,084	135,128	130,912	129,969	139,075
Management fees	54,982	15,113	12,485	12,992	14,392
Real estate taxes, insurance and other	132,640	32,276	33,565	37,059	29,740
FF&E Reserves	6,897	1,737	2,119	1,327	1,714
Hotel operating expenses	1,298,084	332,778	313,309	321,127	330,870
Hotel EBITDA	189,267	71,627	21,654	35,921	60,065
Transaction related costs [3]	9,657	1,446	1,317	6,894	-
Adjusted Hotel EBITDA	$ 198,924	$ 73,073	$ 22,971	$ 42,815	$ 60,065
Adjusted Hotel EBITDA Margin	13.4%	18.1%	6.9%	12.0%	15.4%
Hotel operating expenses (GAAP) [1]	$ 1,275,573	$ 328,913	$ 305,840	$ 312,285	$ 328,535
Add (Less):					
Transaction related costs [3]	9,657	1,446	1,317	6,894	-
Reduction for guaranty fundings and (replenishments), net [2]	3,473	61	3,412	-	-
FF&E Reserves from managed hotel operations	6,897	1,737	2,119	1,327	1,714
Other [6]	2,484	621	621	621	621
Hotel operating expenses	$ 1,298,084	$ 332,778	$ 313,309	$ 321,127	$ 330,870

See accompanying notes on page 43.

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, Hotel EBITDA and Adjusted Hotel EBITDA

1. As of June 30 2025, SVC owned 200 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels.
2. When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $3,473 for the trailing twelve months ended June 30, 2025.
3. Transaction related costs for the trailing twelve months ended June 30, 2025 of $8,350 primarily consist of costs related to various labor litigation matters and the renovation of certain hotels, partially offset by the recovery of a working capital reserve related to SVC’s former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021.
4. SVC recorded a loss on asset impairment for the trailing twelve months ended June 30, 2025 of $73,595 to reduce the carrying value of 17 hotels and six net lease properties to their estimated fair value less costs to sell.
5. SVC recorded a net gain on sale of real estate for the trailing twelve months ended June 30, 2025 of $9,854 in connection with the sales of 20 hotels and 14 net lease properties.
6. SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $2,484 for the trailing twelve months ended June 30, 2025, related to this liability.

Pro Forma Condensed Consolidated Statement of Income (Loss)

(amounts in thousands, except per share data)

	LTM	Transaction Accounting Adjustments		Pro Forma LTM
	2Q 2025	Asset Sales [1]	Debt Repayment [2]	2Q 2025
Revenues:				
Hotel operating revenues [3]	$ 1,487,351	$ (420,278)	$ -	$ 1,067,073
Rental income	398,994	-	-	398,994
Total revenues	1,886,345	(420,278)	-	1,466,067
Expenses:				
Hotel operating expenses [3]	1,275,573	(374,582)	-	900,991
Net lease operating expenses	21,203	-	-	21,203
Depreciation and amortization	347,135	(54,493)	-	292,642
General and administrative	38,826	-	-	38,826
Transaction related costs [4]	8,350	-	-	8,350
Loss on asset impairment [5]	73,595	-	-	73,595
Total expenses	1,764,682	(429,075)	-	1,335,607
Gain on sale of real estate, net [6]	9,854	80,285	-	90,139
Interest income	3,342	-	-	3,342
Interest expense	(402,724)	-	46,886	(355,838)
Loss on early extinguishment of debt	(133)	-	(1,757)	(1,890)
Loss before income tax expense and equity in losses of an investee	(267,998)	89,082	45,129	(133,787)
Income tax expense	(1,171)	-	-	(1,171)
Equity in losses of an investee	(8,718)	-	-	(8,718)
Net loss	$ (277,887)	$ 89,082	$ 45,129	$ (143,676)
Weighted average common shares outstanding (basic and diluted)	165,743			165,743
Net loss per common share (basic and diluted)	$ (1.68)			$ (0.87)

See accompanying notes on page 48.

Pro Forma Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

		LTM 2Q 2025	Transaction Accounting Adjustments: Asset Sales [1]	Transaction Accounting Adjustments: Debt Repayment [2]	Pro Forma LTM 2Q 2025
Net loss		$ (277,887)	$ 89,082	$ 45,129	$ (143,676)
Add (Less):	Depreciation and amortization	347,135	(54,493)	-	292,642
	Loss on asset impairment [5]	73,595	-	-	73,595
	Gain on sale of real estate, net [6]	(9,854)	(80,285)	-	(90,139)
	Adjustments to reflect SVC's share of FFO attributable to an investee	4,742	-	-	4,742
FFO		137,731	(45,696)	45,129	137,164
Add (Less):	Loss on early extinguishment of debt	133	-	1,757	1,890
	Transaction related costs [4]	8,350	-	-	8,350
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	3,711	-	-	3,711
Normalized FFO		149,925	(45,696)	46,886	151,115
Add (Less):	Non-cash revenues	(46,322)	26	-	(46,296)
	Non-cash interest expense	35,015	-	(1,938)	33,077
	Non-cash expenses	(2,523)	-	-	(2,523)
	SVC's share of Normalized FFO attributable to an investee	265	-	-	265
	Principal amortization	(1,958)	-	-	(1,958)
	Capital expenditures	(245,562)	95,562	-	(150,000) (7)
CAD		$ (111,160)	$ 49,892	$ 44,948	$ (16,320)
Weighted average common shares outstanding (basic and diluted)		165,743			165,743
Basic and diluted per common share amounts:					
Net loss		$ (1.68)			$ (0.87)
FFO		$ 0.83			$ 0.83
Normalized FFO		$ 0.90			$ 0.91
CAD		$ (0.67)			$ (0.10)

See accompanying notes on page 48.

Pro Forma Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

(dollars in thousands)

		LTM	Transaction Accounting Adjustments		Pro Forma LTM
		2Q 2025	Asset Sales [1]	Debt Repayment [2]	2Q 2025
Net loss		$ (277,887)	$ 89,082	$ 45,129	$ (143,676)
Add (Less):	Interest expense	402,724	-	(46,886)	355,838
	Income tax expense	1,171	-	-	1,171
	Depreciation and amortization	347,135	(54,493)	-	292,642
EBITDA		473,143	34,589	(1,757)	505,975
Add (Less):	Loss on asset impairment [5]	73,595	-	-	73,595
	Gain on sale of real estate, net [6]	(9,854)	(80,285)	-	(90,139)
	Adjustments to reflect SVC's share of EBITDAre attributable to an investee	12,615	-	-	12,615
EBITDAre		549,499	(45,696)	(1,757)	502,046
Add (Less):	Loss on early extinguishment of debt	133	-	1,757	1,890
	Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee	3,711	-	-	3,711
	Transaction related costs [4]	8,350	-	-	8,350
	General and administrative expense paid in common shares	3,545	-	-	3,545
Adjusted EBITDAre		$ 565,238	$ (45,696)	$ -	$ 519,542
Net Debt		$ 5,762,456	$ -	$ (905,000)	$ 4,857,456
Net Debt / LTM Adjusted EBITDAre		10.2x			9.3x
Adjusted Hotel EBITDAre		$ 198,924	$ (45,696)	$ -	$ 153,228
Adjusted Net Lease EBITDAre		377,791	-	-	377,791
Less: Corporate Expenses		(11,477)	-	-	(11,477)
Adjusted EBITDAre		$ 565,238	$ (45,696)	$ -	$ 519,542

See accompanying notes on page 48.

Pro Forma Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA

(dollars in thousands)

	LTM 2Q 2025*	Transaction Accounting Adjustments Asset Sales [1]	Pro Forma LTM 2Q 2025*
Number of hotels	200	(116)	84
Room revenues	$ 1,191,740	$ (402,851)	$ 788,889
Food and beverage revenues	201,549	(3,171)	198,378
Other revenues	94,062	(14,256)	79,806
Hotel operating revenues	1,487,351	(420,278)	1,067,073
Rooms expenses	401,967	(134,046)	267,921
Food and beverage expenses	166,514	(3,169)	163,345
Other direct and indirect expenses	535,084	(167,985)	367,099
Management fees	54,982	(20,836)	34,146
Real estate taxes, insurance and other	132,640	(48,546)	84,094
FF&E Reserves	6,897	-	6,897
Hotel operating expenses	1,298,084	(374,582)	923,502
Hotel EBITDA	189,267	(45,696)	143,571
Transaction related costs [4]	9,657	-	9,657
Adjusted Hotel EBITDA	$ 198,924	$ (45,696)	$ 153,228
Adjusted Hotel EBITDA Margin	13.4%		14.4%
Hotel operating expenses (GAAP) [3]	$ 1,275,573	$ (374,582)	$ 900,991
Add (Less):			
Transaction related costs [4]	9,657	-	9,657
Reduction for guaranty fundings and (replenishments), net [8]	3,473	-	3,473
FF&E Reserves from managed hotel operations	6,897	-	6,897
Other [9]	2,484	-	2,484
Hotel operating expenses	$ 1,298,084	$ (374,582)	$ 923,502

See accompanying notes on page 48.

* Results of all hotels as owned during the LTM 2Q 2025 period presented, including the results of hotels sold by SVC for the period owned by SVC.

Notes to Pro Forma Condensed Consolidated Statements of Income (Loss) and Pro Forma Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDA*re*, Hotel EBITDA and Adjusted EBITDA*re*

1. The adjustments represent the historical revenues and expenses of 116 hotels owned by SVC, that were sold in 2025 or are expected to sell in 2025 for the trailing twelve months ended June 30, 2025. The adjustments also include the historical revenues and expenses for other hotels sold during the trailing twelve months ended June 30, 2025.
2. The adjustments represent the repayment of $905 million of debt maturing in 2026 and 2027, including $350 million of senior unsecured notes due 2/15/26, $450 million of senior unsecured notes due 10/1/26 and $105 million of senior unsecured notes due 2/15/27, for the trailing twelve months ended June 30, 2025. These amounts exclude transactions costs.
3. As of June 30, 2025, SVC owned 200 hotels. SVC's pro forma condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels.
4. Transaction related costs for the trailing twelve months ended June 30, 2025 of $8,350 primarily consist of costs related to various labor litigation matters and the renovation of certain hotels, partially offset by the recovery of a working capital reserve related to SVC's former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021.
5. SVC recorded a loss on asset impairment for the trailing twelve months ended June 30, 2025 of $73,595 to reduce the carrying value of 17 hotels and six net lease properties to their estimated fair value less costs to sell.
6. SVC recorded a net gain on sale of real estate for the trailing twelve months ended June 30, 2025 of $9,854 in connection with the sales of 20 hotels and 14 net lease properties.
7. Based on management's estimates for calendar year 2026.
8. When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $3,473 for the trailing twelve months ended June 30, 2025.
9. SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $2,484 for the trailing twelve months ended June 30, 2025, related to this liability.

Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures

SVC presents certain "non-GAAP financial measures" within the meaning of the applicable SEC rules, including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDA*re* and Adjusted EBITDA*re*. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels.

FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 40. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 40. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy SVC's REIT distribution requirements, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC's dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.

Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 40. SVC defines CAD as Normalized FFO minus SVC's proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 41. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDA*re* attributable to an investee. In calculating Adjusted EBITDA*re*, SVC adjusts for the items shown on page 41. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than SVC does.

Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC's hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations.

Non-GAAP Financial Measures and Certain Definitions (Continued)

Other Definitions

Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues.

Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA.

Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry.

Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry.

Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on June 30, 2025 and were open and operating for the entirety of the periods being compared. There were no non-comparable hotels in the periods presented.

Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported.

Exit Hotels: Exit Hotels represent 116 hotels managed by Sonesta that SVC intends to sell.

FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels.

GAAP: GAAP is U.S. generally accepted accounting principles.

GAAP Cap Rate: Represents the ratio of the annual average minimum cash rent over the life of the lease term divided by the purchase price.

General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC's Trustees, officers and certain other officers and employees of RMR.

Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any.

Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in owner's priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any.

LTM: LTM means last twelve months ended June 30, 2025.

Non-GAAP Financial Measures and Certain Definitions (Continued)

Non-Cash Expenses: Non-cash expenses represent general and administrative expense paid in common shares and amortization of liabilities relating to SVC's initial investment in Sonesta and its former investment in The RMR Group, Inc.

Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums.

Non-Cash Revenues: Non-cash revenues represent straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA.

Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties.

Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner's priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed.

Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants.

Retained Hotels: Retained Hotels represents 59 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation, seven hotels managed by Radisson Hospitality, Inc. and one hotel managed by InterContinental Hotels Group, plc that SVC will continue to own after the Exit Hotels are sold.

Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods.

SOFR: SOFR is the secured overnight financing rate.

Total Gross Assets: Total gross assets is total assets plus accumulated depreciation, including assets of properties held for sale.

TEV: TEV is Total Enterprise Value.

Weighted Average Lease Term: Weighted average lease term represents the average lease term in years weighted on annualized minimum rent.